Exhibit 10.6
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT entered into as of April 16, 2010 (the “Agreement”) by and between Commercial Metals Company, a Delaware corporation (the “Employer”), and Joseph Alvarado (“Executive”), first amended as of April 8, 2011, is made this 26th day of May, 2011.
RECITALS:
     WHEREAS, the Employer and Executive entered into the Agreement as of April 16, 2010 and amended the Agreement as of April 8, 2011; and
     WHEREAS, the Employer and Executive desire to amend the Agreement in recognition of Executive’s promotion to the position of President and Chief Executive Officer of the Employer effective September 1, 2011;
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Employer and Executive agree to further amend the Agreement as follows:
1. Sections 1. Purpose, 4. Age 65 Mandatory Retirement, and 5. Duties and Responsibilities, are hereby omitted in their entirety and the following revised Sections 1., 4., and 5. are hereby substituted therefor:
1.	Purpose. The purpose of the Agreement is to formalize the terms and conditions of Executive’s employment with the Employer as President and Chief Executive Officer effective September 1, 2011. This Agreement cannot be amended except by a writing signed by both Parties.

4.	Age 65 Mandatory Retirement. Executive understands and agrees that the position of President and Chief Executive Officer is subject to a mandatory retirement age of sixty five (65).

5.	Duties and Responsibilities. Upon execution of this Agreement, Executive shall diligently render his services to the Employer as President and Chief Executive Officer in accordance with the Employer’s directives, and shall use his best efforts and good faith in accomplishing such directives. Executive shall report directly to the Board of Directors of the Employer. Executive agrees to devote his full-time efforts, abilities, and attention (defined to mean not normally less than forty (40) hours/week) to the business of the Employer, and shall not engage in any activities which will interfere with such efforts.
2. Except to the extent specifically amended as provided herein, the Agreement is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall be and remain in full force and effect for any and all purposes. From and after the date hereof, any and all references to the Agreement shall refer to the Agreement as hereby amended.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EXECUTIVE	EMPLOYER

COMMERCIAL METALS COMPANY

/s/ Joseph Alvarado Joseph Alvarado	By:	/s/ Richard B. Kelson Richard B. Kelson, Chair of the Nominating and Corporate Governance Committee of the Board of Directors